Exhibit 99.1

      Radyne ComStream Reports Fourth Quarter and Fiscal Year 2003 Results

    PHOENIX, Feb. 19 /PRNewswire-FirstCall/ -- Radyne ComStream
(Nasdaq: RADN; Warrants: RADNW) today reported net earnings of $2.6 million, or $0.16 per fully diluted share, for its fiscal fourth quarter ended December 31, 2003 compared to net earnings for fourth quarter 2002 of $0.4 million.

    Net sales for the three-month period ended December 31, 2003 were $16.5 million compared to $13.7 million for the quarter ended December 31, 2002. Gross margins increased in the current period to $8.9 million from $5.6 million in the quarter ended December 31, 2002 and expenses decreased to $4.8 million in the current period from $5.4 million for the same quarter last year.

    Revenues were $58.0 million for the year ended December 31, 2003, compared with $57.7 million for 2002. Gross margins for 2003 were up to $26.4 million form $19.2 million and expenses were down to $19.9 million from $24.2 million for 2002. Net income was $4.1 million or $0.26 per fully diluted share for the year ended December 31,2003 compared a net loss of $9.0 million, or $0.59
per fully diluted share   for 2002.  The 2002 results included restructuring
charges of $1.5 million, asset impairment charges of $1.0 million and the cumulative effect of change in accounting principle of $4.3 million. Excluding these charges, the Company's 2002 loss would have been $2.2 million or $0.14 per fully diluted share.

    "Sales were up substantially over the fourth quarter of last year, margins were higher and costs were down," commented Bob Fitting, CEO. "Our continued focus on costs and operations resulted in an 11% drop in operating costs from fourth quarter last year and a high mix of new products increased gross margins to 54%. Improved operations and a strong balance sheet place us in a strong competitive position for the returning capital equipment markets. The PIPE that was announced a few days ago resulted in the Singapore Technology holdings being purchased by more than 40 Financial Institutions eliminating the overhang concern and will, upon registration, improve the float and liquidity of the stock."


    About Radyne ComStream

    Radyne ComStream designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave and cable communication networks. The company, through the Tiernan subsidiary (www.tiernan.com), is a supplier of HDTV and SDTV encoding and transmission equipment. The Armer subsidiary (www.armercom.com) provides innovative solutions for the integration and installation of turnkey communications systems. The company has offices in the U.S. located in Phoenix, San Diego and Boca Raton, and internationally in Singapore, Beijing, Jakarta and London. The company also has sales and/or service centers in Rio de Janeiro, Bangalore, Shanghai and Moscow. For more information visit our web site at www.radn.com.


     Contact:
     Garry Kline,
     Vice President & Corporate Controller
     Radyne ComStream
     602.437.9620

    Safe Harbor Paragraph for Forward-Looking Statements

    This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne ComStream claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: (i) the Company's expectation that improved operations and a strong balance sheet puts it in a strong competitive position, (ii) the Company's anticipation that an industry-wide and economy-wide recovery will occur and (iii) the Company's view that the PIPE transaction will result in more favorable conditions for our stock.

    Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne ComStream and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Radyne ComStream's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation: (i) the Company's inability to continue its improvement in its operations; (ii) the Company's inability to maintain a strong balance sheet;
(iii) the failure of either the industry or the economy to achieve the recovery that the Company anticipates and (iv) the failure of our stock prices to realize favorable conditions in the periods following the PIPE transaction.


    Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to:


     * Prospects of the international markets and global economy given that Radyne ComStream depends heavily on international sales.
     *  A downturn in the evolving telecommunications and Internet industries.
     * Risk factors and cautionary statements made in Radyne ComStream's Annual Report on Form 10-K for the period ended December 31, 2002 and in its Quarterly Report of Form 10-Q for the period ended
        September 30, 2003.
     * The effect that acts of international terrorism may have on Radyne ComStream's ability to ship products abroad.
     * Other factors that Radyne ComStream is currently unable to identify or quantify, but may exist in the future.


    Forward-looking statements speak only as of the date the statement was made. Radyne ComStream does not undertake and specifically declines any obligation to update any forward-looking statements.


                            RADYNE COMSTREAM INC.
                         Consolidated Balance Sheets
                                (in thousands)
                                                          December 31,
                                                      2003           2002
                    Assets                          Unaudited
    Current assets:
      Cash and cash equivalents                      $30,130        $16,230
      Accounts receivable - trade, net                 9,780         10,517
      Inventories, net                                 7,766         10,655
      Prepaid expenses and other assets                  482            567
      Deferred tax assets                                 --          2,553

        Total current assets                          48,158         40,522

    Property and equipment, net                        2,269          3,692

    Deposits                                             182            193
                                                     $50,609        $44,407

          Liabilities and Stockholders' Equity

    Current liabilities:
      Current installments of
       obligations under capital leases                  $14            $38
      Accounts payable, trade                          2,181          1,880
      Accrued expenses                                 3,697          3,900
      Customer advance payments                          877            707

        Total current liabilities                      6,769          6,525

    Deferred rent                                         11             72
    Obligations under capital leases,
     excluding current installments                        6             20
    Accrued stock option compensation                    205            501

        Total liabilities                              6,991          7,118

    Stockholders' equity:
      Common stock                                        16             15
      Additional paid-in capital                      53,102         50,922
      Accumulated deficit                             (9,500)       (13,625)
      Foreign currency translation adjustment             --            (23)

        Total stockholders' equity                    43,618         37,289
                                                     $50,609        $44,407


                            RADYNE COMSTREAM INC.
                    Consolidated Statements of Operations
                     (in thousands except per share data)

                             Three Months Ended        Twelve Months Ended
                         December 31,  December 31, December 31, December 31,
                             2003          2002         2003        2002
                           Unaudited    Unaudited    Unaudited

    Net sales              $16,528      $13,718      $57,990      $57,662
    Cost of sales            7,610        8,153       31,639       38,041
    Restructuring charge        --           --           --          431
          Gross profit       8,918        5,565       26,351       19,190
    Operating expenses:
      Selling, general and
       administrative        3,429        3,520       13,559       13,471
      Research and
       development           1,411        1,899        6,294        8,665
      Asset impairment
       charges                  --           --           --          995
      Restructuring charge      --           --           --        1,102
         Total operating
          expenses           4,840        5,419       19,853       24,233

    Income (loss) from
     operations              4,078          146        6,498       (5,043)

    Interest expense             6           28           28           62
    Other (income)             (72)         (90)        (254)        (236)

    Income (loss) before
     income taxes and
     cumulative effect of
     change in accounting
     principle               4,144          208        6,724       (4,868)

    Income taxes (benefit)   1,567         (196)       2,599         (196)

    Income (loss) before
     cumulative effect of
     change in accounting
     principle               2,577          404        4,125       (4,672)

    Cumulative effect of
     change in accounting
     principle                  --           --           --        4,281

    Net income (loss)       $2,577         $404       $4,125      $(8,954)

    Basic net earnings
     (loss) per common
     share                   $0.16        $0.03        $0.27      $ (0.59)

    Diluted net earnings
     (loss) per common
     share                   $0.16        $0.03        $0.26      $ (.059)

    Weighted average shares
     used in computation
     - Basic                15,874       15,235       15,488       15,180
    Weighted average shares
     used in computation
     - Diluted              16,607       15,247       15,718       15,180


SOURCE  Radyne ComStream
    -0-                             02/19/2004
    /CONTACT: Garry Kline, Vice President & Corporate Controller of Radyne ComStream, +1-602-437-9620/
    /Web site:  http://www.radn.com /
    (RADN)

CO:  Radyne ComStream
ST:  Arizona
IN:  CPR STW NET
SU:  ERN